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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements listed below of our report dated February 17, 1999 (except for the third, fourth, and fifth paragraphs of Note 15, as to which the date is March 30, 1999, the sixth paragraph of Note 15, as to which the date is June 30, 1999, and the seventh paragraph of Note 15, as to which the date is August 11, 1999), with respect to the consolidated financial statements and schedule of Waste Connections, Inc. and Predecessors included in the Current Report (Form 8-K) dated September 15, 1999 filed with the Securities and Exchange Commission.

  Registration Statement (Form S-8 No. 333-72113) pertaining to the First Amended and Restated 1997 Stock Option Plan of Waste Connections, Inc.;

  Registration Statement (Form S-8 No. 333-63407) pertaining to the 1997 Stock Option Plan of Waste Connections, Inc.;

  Registration Statement (Form S-4 No. 333-65615); and,

  Registration Statement (Form S-4 No. 333-83825).

                                                          /s/  ERNST & YOUNG LLP

Sacramento, California
September 13, 1999